EXHIBIT 10b
                           INDEMNIFICATION AGREEMENT

  This Agreement, made and entered into this    day of       ,      ,
("Agreement"), by and between The L.S. Starrett Company, a Massachusetts
corporation, (the "Corporation"), and         ("Indemnitee"):

  WHEREAS, the By-laws, as amended of the Corporation (the "By-laws") state that the Corporation shall, to the maximum extent permitted from time to time under applicable law and subject to certain other limitations, indemnify each person who serves as director or officer of the Corporation or while serving as a director or officer is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another organization or who is or was a director, officer or employee who is or was serving at the request of the Corporation in any capacity with respect to any employee benefit plan (each, an "Indemnified Position"), against certain liabilities and expenses; and

  WHEREAS, the Corporation has requested that Indemnitee serve in an Indemnified Position; and

  WHEREAS, Indemnitee has relied upon the indemnification provisions in the By-laws of the Corporation as a source of protection against inordinate risks of claims and actions against him or her arising out of his or her service to, and activities on behalf of, the Corporation and is only willing to continue to serve on behalf of the Corporation on the condition that the Corporation enter into an agreement in substantially the form hereto.

  NOW, THEREFORE, in consideration of Indemnitee's continued service in an Indemnified Position for or at the request of, the Corporation after the date hereof, the parties hereto hereby agree as follows:

  1. Indemnification of Indemnitee.

  (a) The Corporation hereby agrees, to the maximum extent permitted from time to time under applicable law, including the laws of the Commonwealth of Massachusetts and, in the case of any Indemnitee serving with respect to an employee benefit plan (each, a Plan"), the Employee Retirement Income Security Act ("ERISA"), to indemnify Indemnitee against all liabilities and expenses, including amounts paid in satisfaction of judgments, in settlement or as fines and penalties,and counsel fees, reasonably incurred by Indemnitee in connection with the defense or disposition of any action, suit or other proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, in which Indemnitee may be involved or with which Indemnitee may be threatened, by reason of the fact that Indemnitee is or was or has agreed to serve in an Indemnified Position.

  (b) Notwithstanding the foregoing, no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated disposition unless:

    (i) such indemnification shall have been approved by the holders of the shares of the Corporation's capital stock then entitled to vote for directors, voting such shares as a single class, by a majority of the votes cast on the question exclusive of any shares owned by an interested director or officer; or

    (ii) such indemnification and such settlement, decree or disposition shall have been approved as being in the best interest of the corporation or organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the Disinterested Directors (or, if applicable, the sole Disinterested Director) then in office (whether or not constituting a quorum); or

    (iii) if no Disinterested Directors exist, a written opinion, reasonably satisfactory to the Corporation, of independent legal counsel selected by the Corporation shall have been furnished to the Corporation that (A) such indemnification and such settlement, decree or disposition are in the best interest of the corporation or organization or plan or participants served, and
          (B) if adjudicated, such indemnification would not be found to have been prohibited by law.

  (c) As used in this section, an "interested" director is one against whom in the capacity of an Indemnified Position the Proceeding in question or another Proceeding on the same or similar grounds is then pending or threatened, and a "Disinterested Director" is any director who is not an interested director. The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

  2. Additional Limitations on Indemnity. No indemnity pursuant to Section 1 hereof shall be paid by the Corporation;

  (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Indemnitee is indemnified pursuant to any D & O Insurance or Fiduciary Insurance purchased and maintained by the Corporation;

  (b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law or public policy (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for such indemnification should be submitted to appropriate courts for adjudication);

  (c) on account of any Proceeding initiated by Indemnitee unless such Proceeding was authorized in the specific case by action of the Board of Directors of the Corporation (the "Board");

  (d) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto (the "Exchange Act") or similar provisions of any federal, state or local statutory law;

  (e) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; and

  (f) on account of Indemnitee's conduct which is the subject of a Proceeding described in Section 5(b)(ii) or (iii) hereof.

  3. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is serving and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed
Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was serving in an Indemnified Position.

  4. Notification and Defense of Claim. Not later than 30 days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

  (a) The Corporation will be entitled to participate therein at its own expense;

  (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election so as to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a material conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action which would impair the ability of the Corporation to adequately defend the interests of the Corporation, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

  (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

  5. Advancement and Repayment of Expenses.

  (a) Expenses, including counsel fees ("Expenses"), reasonably incurred by Indemnitee in connection with the defense or disposition of any Proceeding shall be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by Indemnitee to repay the amounts so paid if Indemnitee ultimately shall be adjudicated to be not entitled to indemnification pursuant to this Agreement. Such an undertaking may be accepted without reference to the financial ability of Indemnitee to make repayment.

  (b) Notwithstanding the foregoing, the Corporation shall not be required to advance such expense to Indemnitee if he or she:

    (i) commences any Proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors of the Corporation;

    (ii) is a party to any Proceeding brought by the Corporation which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of his or her fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of his or her duty to the Corporation or its stockholders;

    (iii) in the case of persons serving at the request of the Corporation with respect to any employee benefit plan, is a party to any Proceeding brought by the Corporation which alleges willful misappropriation of the assets of such employee benefit plan by Indemnitee, disclosure of confidential information in violation of his or her fiduciary or contractual obligations to such employee benefit plan or any other willful and deliberate breach in bad faith of his or her duty to such employee benefit plan or its participants or beneficiaries.

  (c) The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within seven business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or By-law of the Corporation now or hereafter in effect; or
     (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

  (d) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Indemnified Position, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

  6. Procedure for Determination of Entitlement to Indemnification.

  (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Clerk of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

  (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:

    (i) if a Change in Control (as defined in Annex A) shall have occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee;

    (ii) if a Change of Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Corporation; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within seven days after such determination.

         The Corporation and the Indemnitee shall each cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

  (c) In the event the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to Section 6(b) hereof, the independent legal counsel shall be selected by the Board, provided, however, if a Change of Control shall have occurred, the independent legal counsel shall be selected by Indemnitee. For purposes of this Agreement, "independent legal counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and would not have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Corporation agrees to pay the reasonable fees of the independent legal counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

  (d) The Corporation shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability. The Corporation shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld.

  7. Enforcement.

  (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligation imposed on the Corporation ereby in order to induce Indemnitee to continue to serve in an Indemnified Position, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

  (b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse
      Indemnitee for all Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

  8. Remedies of Indemnitee. In the event that (i) a determination is made pursuant to this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of expenses is not timely made pursuant to this Agreement, or (iii) no determination of entitlement to indemnification shall have been made pursuant to this Agreement within 90 days after receipt by the Corporation of the request for indemnification, Indemnitee shall be entitled to an adjudication by any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

  9. Presumptions and Effect of Certain Proceedings.

  (a) In making a determination with respect to entitlement to indemnification or the advancement of Expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of expenses under this Agreement if Indemnitee has submitted a request for indemnification or the advancement of expenses in accordance with
      Section 5(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

  (b) If the person, persons or entity empowered or selected under Section 6 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or a prohibition of such indemnification under applicable law; provided, however, that the foregoing provisions of this Section 9(b) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to this Agreement and if:

    (i) within 15 days after receipt by the Corporation of the request for such determination, the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat; or

    (ii) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.

  (c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on:

    (i) the records or books of account of the Corporation or relevant enterprise, including financial statements; or

    (ii) information supplied to Indemnitee by the officers of the Corporation or relevant enterprise in the course of their duties; or

    (iii) the advice of legal counsel for the Corporation or relevant enterprise; or

    (iv) information or records given in reports made to the Corporation or relevant enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or relevant enterprise; or

  (d) The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

  10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

  11. Non-Exclusivity of Rights. The right of indemnification hereby provided shall not be exclusive. Nothing contained herein shall affect any other rights to indemnification to which Indemnitee may be entitled by contract, by any entity's charter or by-laws or otherwise under law.

  12. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after he or she has ceased to serve in an Indemnified Position and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

  13. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

  14. No Employment Contract. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with the Corporation (or any of its subsidiaries), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Corporation (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Corporation, by the Corporation's Articles of Organization, By-laws, and applicable law.

  15. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

  16. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representative and assigns and to the benefit of the Corporation, its successors and assigns.

  17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

                                          THE L.S. STARRETT COMPANY


                                          By:

                                          Name:
                                          Title:

                                          INDEMNITEE:



                                          Name:








                                    ANNEX A

  For the purposes of this Agreement, a "Change of Control" means:

  a. The acquisition by any person, corporation, partnership, limited liability company or other entity (a "Person", which term shall include a group within the meaning of the Exchange Act) of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly of 30% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any such acquisition directly from the Corporation, except for acquisition of securities upon conversion of other securities of the Corporation (ii) any such acquisition by the Corporation, (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any such acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Annex A; or

  b. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  c. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation in one or a series of transactions (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the Corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  d. Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.